Equity Distribution Agreement September 27, 2023 Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Ladies and Gentlemen: AMERICAN COASTAL INSURANCE CORPORATION, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with RAYMOND JAMES & ASSOCIATES, INC. (“Raymond James” or “Agent”), as follows: 1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Raymond James, acting as agent, up to 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The issuance and sale of Shares through Raymond James will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Shares. The Company agrees that Raymond James shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed in a separate written agreement containing the terms and conditions of such sale. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-256825), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Raymond James, for use by Raymond James, copies of the base prospectus included as part of such registration statement, as amended, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, and all exhibits, schedules and financial statements filed therewith, and any post-effective amendment to such registration statement, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed

2 by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any issuer free writing prospectus (as defined below) that relates to the Shares, is called the “Prospectus.” As used herein, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, and “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). 2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Raymond James by email notice (confirmed immediately by the Company by telephone to the number of Raymond James set forth on Schedule 2) (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3 below) and any minimum price below which sales may not be made (a “Placement Notice”); provided that, to the extent the Company has entered into an arrangement in the form attached hereto as Schedule 1, such arrangement shall constitute the Placement Notice for the time period specified therein. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from Raymond James set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt and prompt confirmation by Raymond James unless and until (i) in accordance with the notice requirements set forth in Section 4, Raymond James declines to accept the terms contained therein for any reason, in its sole discretion, and Raymond James provides notice thereof to the Company within one business day, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends, cancels or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) if entered into, the arrangement in Schedule 1 has terminated by its terms, or (vi) this Agreement has been terminated under the provisions of Section 12. The amount of compensation to be paid by the Company to Raymond James in connection with the sale of the Placement Shares shall be 3.0% of the gross proceeds from the sales of the Placement Shares sold pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or duly authorized committee thereof, and notified to Raymond James in writing, nor shall the Company cause or request the offer or sale of any Placement Shares in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, in each case by the Company’s board of

3 directors or duly authorized committee thereof, or in excess of the number or amount of Shares available for issuance on the Registration Statement. It is expressly acknowledged and agreed that neither the Company nor Raymond James will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Raymond James, receipt of which is promptly confirmed by email (or other method mutually agreed to in writing by the parties) by Raymond James, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. 3. Sale of Placement Shares by Raymond James. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice to Raymond James, receipt of which is promptly confirmed by Raymond James, and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement, Raymond James, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market (the “Exchange”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Raymond James will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the gross proceeds from such sales, the compensation payable by the Company to Raymond James pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Raymond James (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Unless otherwise set forth in the Placement Notice, Raymond James may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice, Raymond James may also sell Placement Shares in privately negotiated transactions, which shall not exceed 5% of the Shares in the aggregate. The Company acknowledges and agrees that (i) there can be no assurance that Raymond James will be successful in selling Placement Shares, and (ii) Raymond James will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Raymond James to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Common Stock is traded on the Exchange. 4. Suspension of Sales. (a) The Company or Raymond James may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares;

4 provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such Schedule may be amended from time to time. (b) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any of the Placement Shares and, by notice to Raymond James in writing (including by email correspondence to each of the individuals of Raymond James set forth on Schedule 2 if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of Raymond James set forth on Schedule 2), shall cancel any instructions for the offer or sale of any of the Placement Shares, and upon delivery of such notice, receipt of which is promptly confirmed by Raymond James, Raymond James shall not offer or sell any of the Placement Shares during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any period in which the Company is in possession of material non-public information and, in each case, as provided in such notice. 5. Settlement. (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Raymond James for the sale of such Placement Shares, after deduction for (i) Raymond James’ compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any other amounts due and payable by the Company to Raymond James hereunder pursuant to Section 7(h) (Expenses) hereof. (b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Raymond James’s or its designee’s account (provided Raymond James shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Raymond James will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification of Raymond James) below, it will hold Raymond James harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as actually and reasonably incurred, arising out of or in connection with such default by the Company, and notwithstanding any such default by the Company, will pay to Raymond James the

5 commission, discount, or other compensation to which it would otherwise have been entitled absent such default. If the Agent breaches this Agreement by failing to deliver the Net Proceeds from any sale of Placement Shares as determined pursuant to Section 5(a) to the Company on any Settlement Date for such Placement Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount. 6. Representations, Warranties of the Company. The Company represents and warrants to, and agrees with Raymond James as of each Applicable Time (as defined in Section 22(a)), as follows: (a) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. The Company meets all applicable requirements for use of Form S-3 under the Securities Act. The Prospectus when filed complied in all material respects with the Securities Act, and (except as may be permitted by Regulation S-T under the Securities Act) the Prospectus delivered to Raymond James for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR. The Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to Raymond James pursuant to Rule 430B(f)(2) of the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission under the Exchange Act, complied in all material respects with the requirements of the Exchange Act. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, including each Representation Date (as defined in Section 7(n)), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Raymond James furnished to the Company in writing by Raymond James expressly for use therein, it being understood and agreed that the only such information furnished by Raymond James to the Company consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free

6 writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending. Except for the free writing prospectuses, if any, identified in Schedule 3 hereto furnished to Raymond James before first use, the Company has not used or referred to, and will not, without Raymond James’ prior consent, use or refer to, any free writing prospectus. (b) Offering Materials Furnished to Raymond James. The Company has delivered to Raymond James a complete copy of the Registration Statement, each amendment thereto and each opinion, consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto (without exhibits) and the Prospectus, as amended or supplemented, and any freewriting prospectus reviewed and consented to in writing by Raymond James, in such quantities and at such places as Raymond James has reasonably requested. (c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of Raymond James’ sale of all of the Placement Shares pursuant to this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus, any free writing prospectus reviewed and consented to in writing by Raymond James or the Registration Statement. (d) The Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles regardless of whether considered in a proceeding in equity or at law. (e) Authorization of the Shares. The Shares have been duly authorized and, when (i) the number of Shares to be offered, issued and sold from time to time and the respective purchase prices, fees and expenses due pursuant to this Agreement, and times and dates of offering, issuance and sale, and the offering, issuance and sale thereof, have been duly authorized and approved by duly authorized officers of the Company, acting together if so required, and agreed upon by the Company, the Agent and the purchasers thereof in accordance with the terms of this Agreement and (ii) such Shares are duly issued and validly delivered by the Company in accordance with this Agreement against receipt by the Company of the agreed upon purchase price therefor, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares. (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

7 (g) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the properties, business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or other distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock. (h) Insurance Reserving Practices. Neither the Company nor any of its direct or indirect insurance company subsidiaries or affiliates has made a material change in its insurance reserving practices since the respective dates as of which information is given in the most recent financial statements and statutory financial statements. (i) Reinsurance. Except as otherwise disclosed in the Registration Statement and Prospectus, all reinsurance and retrocessional treaties, contracts, agreements and arrangements to which the Company or any of its direct or indirect insurance company subsidiaries or affiliates is a party are in full force and effect and neither the Company nor any such subsidiary or affiliate is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; and neither the Company nor any such subsidiary or affiliate has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the knowledge of the Company and such subsidiaries and affiliates, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder except to the extent adequately and properly reserved for in the consolidated financial statements of the Company, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. (j) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus are an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder. (k) Preparation of the Financial Statements. The financial statements of the Company and its subsidiaries included and incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and

8 cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP (as defined in Section 22(b)), except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules of the Company and its subsidiaries are required to be included or incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement and the Prospectus fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. (l) Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership, limited liability company or trust, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year fiscal ended December 31, 2022 and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “Significant Subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act (“Regulation S-X”). (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (other than for subsequent

9 issuances, if any, described in the Prospectus or pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options or vesting of restricted stock units, in each case described in the Prospectus, and other than Shares sold pursuant to this Agreement prior to the filing of the Company’s next annual report on Form 10-K or quarterly report on Form 10-Q). The Shares conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those disclosed in the Prospectus and other than for subsequent issuances, if any, pursuant to the employee benefit plans that are described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. (o) Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange. The Company has taken no action designed to, or that would be reasonably expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor, except as otherwise disclosed in the Registration Statement and the Prospectus, has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. (p) Non-Contravention of Laws and Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in breach or violation of (A) its charter or bylaws, partnership agreement or operating agreement or similar organizational document, as applicable, (B) any applicable federal, state, local or foreign law, regulation or rule, except as would not, individually or in the aggregate, result in a Material Adverse Change, or (C) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) or (ii) in default in any material respect (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing or securing indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except in the case of clauses (i)(C) and (ii) above, for such breaches, violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Shares (i) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (ii) will not result in any violation of any federal, state, local or foreign

10 law, regulation or rule, administrative or court decree or any rule or regulation of any self- regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange) applicable to the Company or any subsidiary, except for those conflicts, breaches, defaults, Debt Repayment Triggering Events or violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Exchange or the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. (q) No Material Actions or Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Change. (r) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which would reasonably be expected to result in a Material Adverse Change. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. (s) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state,

11 local, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own has not and would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change. (t) Title to Properties. Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries has good and valid title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(k) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, adverse claims and other defects, except such as do not have or result in a Material Adverse Change to the use of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. (u) Compliance with the Sarbanes-Oxley Act. The Company and its subsidiaries and, to the knowledge of the Company, the officers and directors of the Company and its subsidiaries, in their capacities as such, are, and at the Settlement Date and any Applicable Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof. (v) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not result in a Material Adverse Change) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such assessment, fine or penalty that is currently being contested in good faith or that if not paid, would not reasonably be expected to have a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. (w) Insurance Subsidiaries. Each Significant Subsidiary within the meaning of Rule 1-02(w) of Regulation S-X that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Change; each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance

12 regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Change; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Change; and, except as otherwise disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Change; each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Change. (x) Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. (y) Insurance. Each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. (z) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares or for any other purpose. (aa) Related Party Transactions. There are no business relationships or related- party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required in all material respects. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are permitted by Section 13(k) of the Exchange Act. (bb) Statistical and Market-Related Data. The Company believes that, as of the effective date of the Registration Statement, the statistical, industry and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

13 (cc) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus. (dd) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and concluded that such disclosure controls and procedures were effective. Except as disclosed in the Registration Statement or Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated). The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement and Prospectus, since June 30, 2023, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. (ee) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, or (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

14 (ff) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) Sections 412, 4971 or 4975 of the Code or (iii) Section 4980B of the Code as a result of a failure to comply with such Section. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. (gg) Brokers. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement. (hh) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA. (ii) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules

15 and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. (jj) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or to fund any activities of or business with any person in any country or territory that, at the time of such funding, is subject to any U.S. sanctions administered by OFAC. (kk) Cybersecurity. (A) The Company is not aware of any current (or event or condition that would reasonably be expected to result in any future) security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases used, processed or stored by the Company or its subsidiaries or on behalf of the Company or its subsidiaries (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Change and (B) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s proposed method of operation. To the Company’s knowledge, the Company and its subsidiaries are presently in material compliance with all applicable laws and regulations, judgments and orders of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Change. (ll) Regulation T, U, or X. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, as the same in effect on the date hereof and each Settlement Date. (mm) Accurate Disclosure. The statements set forth in the Prospectus under the captions “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects and there are no contracts or documents that are required to be described in the Prospectus or to be filed as exhibits to the

16 Registration Statement that have not been so described or filed as required. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Raymond James or to counsel for Raymond James shall be deemed a representation and warranty by the Company to Raymond James as to the matters covered thereby. The Company acknowledges that Raymond James and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Raymond James, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance. 7. Covenants of the Company. The Company further covenants and agrees with Raymond James that: (a) Registration Statement Amendments; Securities Act Compliance. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Raymond James under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company shall (i) promptly advise Raymond James in writing of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) promptly advise Raymond James in writing of the time and date of any filing of any post- effective amendment to the Registration Statement or any amendment or supplement to any free writing prospectus or the Prospectus; (iii) promptly advise Raymond James in writing of the time and date that any post-effective amendment to the Registration Statement becomes effective; (iv) promptly advise Raymond James in writing of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act; (v) prepare and file with the Commission, promptly upon Raymond James’ request, any amendments or supplements to the Registration Statement or Prospectus that, in counsel for Raymond James’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Raymond James (provided however, that the failure of Raymond James to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Raymond James’ right to rely on the representations and warranties made by the Company in this Agreement); and (vi) furnish to Raymond James at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR. If the Commission shall enter any such stop order described in clause (iv) at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 are made in a timely manner. (b) Delivery of Registration Statement and Prospectus. The Company shall furnish to Raymond James and its counsel, without charge, as many copies as Raymond James may reasonably request of the Registration Statement (including exhibits thereto), the Prospectus

17 (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable, and, at Raymond James’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided however that the Company shall not be required to furnish any document (other than the Prospectus) to Raymond James to the extent such document is available to Raymond James or the public on EDGAR. (c) Raymond James’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to Raymond James for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without Raymond James’ consent (not to be unreasonably withheld or delayed), and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. (d) Free Writing Prospectuses. The Company shall furnish to Raymond James for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed issuer free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any issuer proposed free writing prospectus or any amendment or supplement thereto without Raymond James’ consent (not to be unreasonably withheld or delayed). The Company shall furnish to Raymond James, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as Raymond James may reasonably request, except for those documents available via EDGAR. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Placement Shares there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or, when taken together with the Registration Statement, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to Raymond James for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without Raymond James’ consent (not to be unreasonably withheld or delayed).

18 (e) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Raymond James under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if in the opinion of counsel for the Company, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company will promptly notify Raymond James to suspend the offering of Placement Shares during such period and the Company agrees (subject to Section 7(c) and 7(d)) to promptly prepare, file with the Commission and furnish at its own expense to Raymond James, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither Raymond James’ consent to, nor the Company’s delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 7(c) or (d) or waiver of the Company’s right to deliver a notice suspending any sale of Placement Shares pursuant to Section 4(a). (f) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Raymond James under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange. (g) Earnings Statement. As soon as practicable, but in any event no later than 15 months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. (h) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares to Raymond James; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration

19 Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or Raymond James in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by Raymond James, preparing and printing a “Blue Sky Survey” memorandum, and any supplements thereto, advising Raymond James of such qualifications, registrations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for Raymond James in connection with, the review by FINRA, if any, and approval of Raymond James’s participation in the offering and distribution of the Placement Shares; (viii) the fees and expenses associated with listing the Placement Shares on the Exchange; (ix) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement; and (x) the Company shall reimburse Raymond James for all of its reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel to Raymond James, in connection with the transactions contemplated by this Agreement; provided that the fees of Raymond James’s counsel in connection herewith and with clause (x) above shall not exceed (A) $100,000 in connection with the preparation of this Agreement and matters relating to the initial commencement of the offering of the Placement Shares hereunder and (B) an additional $15,000 on the first day of each calendar quarter that this Agreement is in effect in connection with the maintenance of the offering of Placement Shares and Raymond James’ performance of its obligations under this Agreement. (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance with the statements under the caption “Use of Proceeds” in the Prospectus. (j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Raymond James written notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of the Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Raymond James in advance. (k) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise Raymond James as promptly as reasonably practicable after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Raymond James pursuant to this Agreement.

20 (l) Due Diligence Cooperation. The Company will cooperate with any commercially reasonable due diligence review conducted by Raymond James, or its agents and counsel, in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice during regular business hours and at the Company’s principal offices, as Raymond James may reasonably request (i) on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (ii) prior to each Representation Date. The Company will make available its appropriate officers and cause such officers to participate in a call with Raymond James and its counsel prior to each Representation Date (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company) and otherwise as Raymond James may reasonably request; such call shall be for the purpose of updating the Agent’s due diligence review of the Company in connection with the transactions contemplated hereby. The obligations set forth in the preceding sentence of this Section 7(l) shall be suspended following delivery of written notice to Raymond James specifying that the Company does not intend to sell Shares under this Agreement until notice to the contrary is provided (such time period, a “Suspension Period”). Following delivery of notice to Raymond James that the Company intends to recommence sales of Shares under this Agreement, the provisions of this Section 7(l) shall once again be operative. (m) Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file and disclose in a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act or (ii) disclose in its annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K, as applicable, the number of Shares sold through Raymond James under the Agreement, the Net Proceeds to the Company, the compensation paid by the Company with respect to sales of Shares pursuant to the Agreement during the relevant period and any other information regarding the Placement Shares that the Company reasonably believes is required to comply with the Securities Act. The Company agrees to deliver such number of copies of each such prospectus supplement (if any) to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. (n) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (A) each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act and (B)(i) upon recommencement of sales after a suspension in accordance with Section 4 hereof or (ii) upon delivery of a notice to Raymond James that the Company intends to recommence sales after a Suspension Period in accordance with Section 7(l) hereof and as reasonably requested (each date of filing of one or more of the documents referred to in clauses (A)(i) through (iv) and any date of recommencement after a suspension referred to in

21 clause (B)(i) and (B)(ii) shall be a “Representation Date”); the Company shall furnish Raymond James with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Exchange Trading Days of any Representation Date if requested by Raymond James. The requirement to provide a certificate under this Section 7(n) is hereby waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K; provided, further, however, that the obligation of the Company under this Section 7(n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Raymond with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or Raymond James sells any Placement Shares, the Company shall provide Raymond James with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice. (o) Legal Opinion of Counsel for the Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to Raymond James the written opinion of Debevoise & Plimpton LLP or other counsel satisfactory to Raymond James, in form and substance satisfactory to Raymond James and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(o)(1), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Raymond James with a letter (a “Reliance Letter”) to the effect that Raymond James may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). The obligation of the Company under this Section 7(o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period. (p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause (a) Deloitte & Touche LLP, independent public or certified public accountants for the Company, to furnish Raymond James a letter dated the date the letter is delivered and addressed to Raymond James, in form and substance satisfactory to Raymond James, (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Accounting Standards Update No. 634 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Company and its subsidiaries contained in the Registration Statement, the Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by

22 the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder (the “Comfort Letter”:, the first such letter, the “Initial Comfort Letter”), (b) the Company to furnish to Raymond James, as applicable, a certificate dated such date in form and substance reasonably satisfactory to Raymond James from the Chief Financial Officer of the Company providing management comfort with respect to historical and pro forma financial statements, if any, and certain other financial, numerical and statistical data, if any, in each case not covered by the letter referred to in clause (a) of this paragraph (a “CFO Certificate”), and (c) Deloitte & Touche LLP to update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The obligations of the Company under this Section 7(p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period. (q) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is commercially reasonable and customary for companies engaged in similar businesses in similar industries. (r) Exchange. The Company will timely file with the Exchange all documents and notices required by the Exchange of companies that have or will issue securities traded on the Exchange. (s) FINRA. In the event that the Company is unable to maintain its status as an “experienced issuer” under FINRA Rule 5110(h)(1)(C), the Company will promptly notify Raymond James of such matter and cooperate with Raymond James to make any filings with FINRA as may be required in connection with the offering of the Shares hereunder. (t) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus, including the filing of any and all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act. (u) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Raymond James in its capacity as principal or agent hereunder, neither Raymond James nor the Company (including its agents and representatives, other than Raymond James in its capacity as such) will, directly or indirectly, use, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Raymond James as principal or agent hereunder. (v) Filing of Free Writing Prospectuses. The Company shall not take any action that would result in Raymond James or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of Raymond James that Raymond James otherwise would not have been required to file thereunder.

23 (w) Blue Sky Compliance. The Company shall cooperate with Raymond James and counsel for Raymond James to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by Raymond James, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise Raymond James promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment. (x) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares. (y) Future Reports to Raymond James. For so long as the delivery of a prospectus is required in connection with the offer and sale of the Shares, the Company will furnish to Raymond James at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Corporate Counsel; ECM Division (i) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that, in each case, the Company will be deemed to have furnished the foregoing documents as required by this Section to the extent they are filed with the Commission and publicly accessible on EDGAR. (z) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Raymond James under the Securities Act or the Exchange Act in connection with the sale of Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its commercially efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be. 8. Conditions to Raymond James’s Obligations. The obligations of Raymond James hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties on the part of the Company set forth in Section 6 hereof, to the

24 timely performance by the Company of its covenants and other obligations hereunder, to the completion by Raymond James of a due diligence review satisfactory to Raymond James in its reasonable judgment, and to the continuing satisfaction (or waiver by Raymond James in its sole discretion) each of the following additional conditions: (a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice. (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (ii) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other Governmental Entity during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; and (iii) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. (c) No Misstatement or Material Omission. The Registration Statement and Prospectus, and any amendment or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading. (d) Material Changes. Except as contemplated in the Registration Statement and the Prospectus or disclosed in the Company’s reports filed with the Commission, there shall not have occurred (i) any Material Adverse Change in the judgment of Raymond James and (ii) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act. (e) Company Counsel Legal Opinion. Raymond James shall have received the opinions of Debevoise & Plimpton LLP and, if applicable, such other counsel to the Company, in each case as required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

25 (f) Opinion of Counsel for the Agent. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 8(f) for which no waiver is applicable, Raymond James shall have received from Troutman Pepper Hamilton Sanders LLP, or such other counsel for Raymond James, such opinion or opinions, dated the date that the opinion is required to be delivered, with respect to such matters as Raymond James may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided however, that the obligation of Troutman Pepper Hamilton Sanders LLP under this Section 8(f) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period. (g) Comfort Letter. Raymond James shall have received the Comfort Letter and any CFO Certificate required to be delivered pursuant to Section 7(p) on or before the dates on which such delivery of such letter and certificate is required pursuant to Section 7(p). (h) Representation Certificate. Raymond James shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n). (i) No Stop Order; No Objection from FINRA. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements. (j) No Suspension. Trading in the Shares shall not have been suspended on the Exchange. (k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), Raymond James and counsel for Raymond James shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to Raymond James and counsel for Raymond James. (l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424. (m) No Termination Event. There shall not have occurred any event that would permit Raymond James to terminate this Agreement pursuant to Section 12.

26 (n) Trading Arrangements. To the extent Raymond James and the Company have entered into a trading arrangement in the form attached to this Agreement as Schedule 1 and such arrangement has not been terminated, Raymond James shall only sell Shares in compliance with the terms of that arrangement. 9. Indemnification. (a) Indemnification of Raymond James. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless Raymond James, its officers, directors, employees and agents, and each person, if any, who controls Raymond James within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense (a “Loss” or “Losses”), as incurred, to which Raymond James or such officer, director, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, subject to Section 9(d) below), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse Raymond James and each such officer, director, employee, agent or controlling person for any and all expenses (including reasonable costs of investigation and the fees and disbursements of counsel chosen by Raymond James) as such expenses are reasonably incurred by Raymond James or such officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such Loss or action; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Raymond James expressly for use in the Registration Statement, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by Raymond James to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have. (b) Indemnification of the Company, its Directors and Officers. Raymond James agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, employees and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, subject to Section 9(d) below), insofar

27 as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with written information furnished to the Company by or on behalf of Raymond James expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including reasonable costs of investigation and the fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such Loss or action. The Company hereby acknowledges that the only such information that Raymond James has furnished to the Company expressly for use in the Registration Statement, the Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the eighth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated September 27, 2023 relating to the offering of the Shares. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that Raymond James may otherwise have. (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of

28 counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Raymond James (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Raymond James, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and Raymond James, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Raymond James, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total compensation received by Raymond James. The relative fault of the Company, on the one hand, and Raymond James, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Raymond

29 James, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification. The Company and Raymond James agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10. Notwithstanding the provisions of this Section 10, Raymond James shall not be required to contribute any amount in excess of the compensation received by it in connection with the Placement Shares distributed by it to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer, employee and agent of Raymond James and each person, if any, who controls Raymond James within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as Raymond James, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company. 11. Representations and Indemnities to Survive Delivery. The respective indemnities, contribution and reimbursement agreements, representations and warranties of the Company and of Raymond James set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Raymond James or the Company or any of its or their respective officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Placement Shares sold hereunder and any termination of this Agreement. 12. Termination of this Agreement. (a) Raymond James shall have the right, by giving notice as hereinafter specified at any time, to terminate its obligations pursuant to a Placement Notice if (i) trading in the Company’s Common Stock shall have been suspended or limited by the Commission or by the Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment

30 of Raymond James is material and adverse and makes it impracticable or inadvisable to market the Placement Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Raymond James there shall have occurred any Material Adverse Change; or (v) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Raymond James may interfere materially with the conduct of the business and operations of the Company and any of its subsidiaries taken as a whole, regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12(a) shall be without liability on the part of (a) the Company to Raymond James, except that the Company shall be obligated to reimburse the expenses of Raymond James pursuant to Sections 7(h) hereof, (b) Raymond James to the Company, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination. (b) The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. (c) Raymond James shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. (d) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Raymond James on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 9, Section 10, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. (e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 17 and Section 18 shall remain in full force and effect. (f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Raymond James or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

31 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows: If to Raymond James: Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Email: Pat.DeLacey@RaymondJames.com; ATMS@RaymondJames.com Attention: Patrick T. DeLacey with a copy to (which shall not constitute notice): Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E. Atlanta, Georgia 30308 Email: david.ghegan@troutman.com Attention: David W. Ghegan, Esq. If to the Company: American Coastal Insurance Corporation 800 2nd Avenue S. St. Petersburg, Florida 33701 Email: badler@amcoastal.com Attention: Brooke Adler, Esq. with a copy to (which shall not constitute notice): Debevoise & Plimpton LLP 66 Hudson Boulevard New York, New York 10001 Email: etjuergens@debevoise.com Attention: Eric T. Juergens, Esq. Any party hereto may change the address for receipt of communications by giving written notice to the others. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 4:30 p.m., Eastern Time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business. 14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Raymond James and their respective successors, permitted assigns and the

32 affiliates, controlling persons, officers, directors, employees and agents referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided however, that Raymond James may assign its rights and obligations hereunder to an affiliate of Raymond James without obtaining the Company’s consent. 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock- related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares. 16. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto and not declined by Raymond James) constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. 17. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions that would require the application of the laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

33 18. Waiver of Jury Trial. The Company and Raymond James each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby. 19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) Raymond James has been retained solely to act as agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and Raymond James has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Raymond James has advised or is advising the Company on other matters; (b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Company has been advised that Raymond James and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Raymond James has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) the Company waives, to the fullest extent permitted by law, any claims it may have against Raymond James, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Raymond James shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company. 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 21. Recognition of the U.S. Special Resolutions Regime. (a) In the event that Raymond James is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from Raymond James of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event Raymond James is a Covered Entity or a BHC Act Affiliate (as defined below) of Raymond James becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against Raymond James are permitted to be exercised to no greater extent than such Default Rights

34 could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 21: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 22. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below: (a) “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder and each Settlement Date, or such other time as agreed to by the Company and Raymond James. (b) “GAAP” means United States generally accepted accounting principles, consistently applied. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act. [Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and Raymond James, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Raymond James. Very truly yours, AMERICAN COASTAL INSURANCE CORPORATION By: Name: B. Bradford Martz Title: President and Chief Financial Officer ACCEPTED as of the date first-above written: RAYMOND JAMES & ASSOCIATES, INC. By: Name: Alex Ibrahim Title: Vice President

SCHEDULE 1 Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between American Coastal Insurance Corporation (the “Company”) and Raymond James & Associates, Inc. (“Raymond James”), dated September 27, 2023 (the “Agreement”), the Company hereby requests that Raymond James sell Shares according to the following guidelines (this “Sales Plan”) while maintaining sole discretion to decide the exact daily number of Shares to be sold on any trading day based on trading volumes and maintaining price stability for the Shares. Below $ No sales Between $ and $ Target approximately % of total volume Between $ and $ Target approximately % of total volume Above $ Target approximately % of total volume Raymond James is authorized to begin selling Shares pursuant to this Sales Plan on [Start Date] and shall cease selling such Shares on the earliest to occur of (i) end of business on [End Date]; (ii) the termination of the Agreement; (iii) as soon as reasonably practicable after Raymond James learns that the Company or any other person publicly announces a tender or exchange offer with respect to the Company’s securities; (iv) the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the Company’s securities as a result of which the Shares are or would be exchanged or converted into shares or other securities of another company; (v) the termination of this Sales Plan by the Company in accordance with paragraph C.1 below; and (vi) the date on which Raymond James receives notice of the commencement of any proceedings in respect of or triggered by the Company’s bankruptcy or insolvency (the “Plan Sales Period”). Raymond James shall not sell any Shares pursuant to this Sales Plan at a price equal to or less than [Limit Price] per share (before deducting commissions and other expenses of sale) (the “Threshold Sale Price”). If the price of the Shares is above the Threshold Sale Price, Raymond James may sell Shares during the Plan Sales Period having an aggregate offering price of up to [Plan Size] million over the life of this Sales Plan (the “Maximum Sale Amount”). This Sales Plan is being entered into between the Company and Raymond James to establish a trading plan for the Company that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. A. Implementation of this Sales Plan 1. The Company hereby appoints Raymond James to sell Shares pursuant to the terms and conditions set forth above and in the Agreement. Subject to such terms and conditions, Raymond James hereby accepts such appointment. The parties hereto acknowledge and agree that the Agreement shall remain in full force and effect and any sale of Shares shall be made in accordance with this Sales Plan and the Agreement.

2. Sale of Shares under this Sales Plan may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on The Nasdaq Stock Market LLC or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. 3. Raymond James shall not sell Shares hereunder at any time when: (i) Raymond James, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity has occurred; (ii) Raymond James, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to the Company or its affiliates (other than any such restriction relating to the Company’s possession or alleged possession of material nonpublic information about the Company or the Shares), including because (x) a stop order or any other order has been issued that prevents or suspends the use of the Registration Statement or the Prospectus or (y) the Registration Statement is no longer effective under the Securities Act; or (iii) Raymond James has received notice from the Company to terminate this Sales Plan in accordance with paragraph C.1 below. B. Acknowledgments and Agreements. 1. The Company hereby agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Shares to any employee of Raymond James or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. 2. The Company hereby acknowledges and agrees that the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Shares pursuant to this Sales Plan. The Company and Raymond James further acknowledge and agree that any employee of Raymond James or its affiliates who is involved, directly or indirectly, in executing this Sales Plan shall not be aware of material nonpublic information relating to the Company or the Shares when making any determinations regarding how, when or whether to effect sales of Shares pursuant to this Sales Plan. 3. The Company hereby acknowledges and agrees that (i) Raymond James may sell Shares on any national securities exchange, in the over the counter market, on an automated trading system, in negotiated transactions or otherwise, (ii) Raymond James or one of its affiliates may make a market in the Shares and may act as principal in executing sales under the Sales Plan, (iii) to the extent that Raymond James administers other trading plans relating to the Company’s securities, Raymond James may aggregate orders for the Company with orders under other sellers’ trading plans for execution in a block and allocate each execution on a pro rata basis to each seller, and (iv) in the event of partial execution of block orders, Raymond James shall allocate the proceeds of all Shares actually sold on a particular day pursuant to all Rule 10b5-1 trading plans concerning the Company’s securities that Raymond James manages pro rata based on the ratio of (x) the number of shares to be sold pursuant to the order instructions of each trading plan to (y) the total number of shares to be sold under all trading plans having the same type of order instructions. C. Termination 1. This Sales Plan may not be terminated prior to the end of the Plan Sales Period, except that it may be terminated at any time by written notice from the Company received by Raymond James at the address or fax number set forth in the Agreement for any reason as long as such termination is made in good faith and not as part of a plan or scheme to evade the insider trading rules and the Company makes a representation to such effect to Raymond James in such notice; with reasons for a permitted termination including where legal or regulatory restrictions applicable to the Company or its affiliates would prevent Raymond James from selling Shares for the Company’s account during the Plan Sales Period. AMERICAN COASTAL INSURANCE CORPORATION By: Name: R. Daniel Peed Title: Chief Executive Officer & Chairman RAYMOND JAMES & ASSOCIATES, INC. By: Name: Title:

SCHEDULE 2 AUTHORIZED INDIVIDUALS • R. Daniel Peed • Bennett Bradford Martz • Brooke Adler

SCHEDULE 3 FREE WRITING PROSPECTUS

Exhibit 7(n) OFFICERS’ CERTIFICATE Pursuant to Section 7(n) of the Equity Distribution Agreement between American Coastal Insurance Corporation, a Delaware corporation (“Company”), and Raymond James & Associates, Inc., dated September 27, 2023 (the “Agreement”), each of the undersigned, R. Daniel Peed, the duly qualified and elected Chief Executive Officer of the Company, and B. Bradford Martz, the duly qualified and elected Chief Financial Officer and President of the Company, hereby certifies solely in his capacity and on behalf of the Company, that to the best of his knowledge: i. The representations and warranties of the Company in Section 6 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or result in a Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and ii. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof. By: Name: R. Daniel Peed Title: Chief Executive Officer & Chairman By: Name: B. Bradford Martz Title: Chief Financial Officer & President Date:

Exhibit 7(o)(1) Form of Legal Opinion of Debevoise & Plimpton LLP

Exhibit 8(f) Form of Legal Opinion of Troutman Pepper Hamilton Sanders LLP